Exhibit 5.1

14 January 2019 Our ref: JML:IMM004 Email: jl@fal-lawyers.com.au Immuron Limited Building 10, 25-37 Chapman Street Blackburn North VIC 3131 Australia

Francis Abourizk Lightowlers

Level 14, 114 William Street

Melbourne Victoria 3000

PO Box 302, Collins Street West
Melbourne Victoria 8007

t 61 3 9642 2252    f  61 3 9642 2272

e enquiries@fal-lawyers.com.au

www.fal-lawyers.com.au

ABN 85 275 937 113

Dear Sir/Madam,

Post-Effective Amendment No. 1 for Form F-1 on Form F-3: Registration No. 333- 215204

1.	We refer to the abovementioned Post-Effective Amendment No.1 to Form F-1 on Form F-3 (Registration Statement) under the Securities Act of 1933 (Securities Act), filed by Immuron Limited, an Australian company (Company) with the Securities and Exchange Commission (the Commission) on May 24, 2017.

2.	Capitalised terms used, but not otherwise defined herein have the same meanings given to them in the Registration Statement.

3.	For the purposes of this opinion, we have examined and relied upon copies of the following documents:

(a)	ASIC Company Extract for the Company dated the day of this opinion;

(b)	copy of the draft Registration Statement;

(c)	copy of the Form of Warrant Agent Agreement; and

(d)	a draft of the prospectus (Prospectus) contained in the Registration Statement;

(e)	a copy of a Circular Resolution of the Board dated 11 January 2019, confirming the contents of the Registration Statement and authorising its lodgement;

(f)	a copy of a certificate of the Company Secretary of the Company dated 5 May 2017 (Secretary’s Certificate) certifying:

(i)	the accuracy and completeness of the Constitution of the Company;

(ii)	the accuracy and completeness of copies of the minutes of a meeting of the shareholders of the Company held on 29 November 2016;

(iii)	the accuracy and completeness of resolutions of the Board of Directors of the Company dated 22 September 2016;

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(iv)	that, as at the date of the Secretary’s Certificate, the Company had sufficient placement capacity under Australian Securities Exchange Listing Rule 7.1 to allow for the issuance of ADSs underlying the Warrants.

4.	In our examination of the above documents, we have assumed:

(a)	there have been no material changes in circumstance between our initial letter of opinion dated 14 June 2017 and the date of this letter;

(b)	the genuineness of all signatures;

(c)	the authenticity of all documents submitted to us as originals;

(d)	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

(e)	the authenticity of the originals of such copies;

(f)	that all documents submitted to us are true and complete;

(g)	that resolutions of the directors of the Company that we have relied upon for the purposes of this letter opinion have not be varied or revoked since they were passed, and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(h)	that all certifications provided in the Secretary’s Certificate are accurate;

(i)	each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and

(j)	each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

5.	Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of the Australia in good standing (as such term is not defined under the Australian Corporations Act 2001, meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

(b)	the issue of the Ordinary Shares underlying the Warrants has been duly authorised by the Company; and

(c)	when issued and paid for as contemplated by the Prospectus, the Shares underlying the Warrants will be validly issued, fully paid and non-assessable (for the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of shares has no clear meaning under the Australian Corporations Act 2001, so we have assumed those words to mean that holders of such Shares, having fully paid all amounts due on such Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares).

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6.	The opinions expressed above are limited to the laws of the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws. This opinion letter is limited to the matters stated herein, and no opinion may be inferred beyond the matters expressly stated.

7.	This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

8.	We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

FRANCIS ABOURIZK LIGHTOWLERS

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